SCHEDULE II

				   INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

						SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-ACTION PERFORMANCE

          GABELLI FOUNDATION
                      12/12/05            7,000-           13.0000
          MJG ASSOCIATES, INC.
                      12/12/05            5,000-           13.0000
            GABELLI FUND, LDC
                      12/12/05            4,000-           13.0000
	    GAMCO ASSET MANAGEMENT INC.
                      12/12/05           67,000-           13.0000
                      12/12/05        1,143,500-           13.0000
                      12/08/05            7,000-           12.9700
          GABELLI SECURITIES, INC.
	      GABELLI ASSOCIATES LTD
                      12/12/05          237,400-           13.0000
                      12/08/05            7,000-           12.9700
            GABELLI ASSOCIATES FUND II
                      12/12/05           10,900-           13.0000
            GABELLI ASSOCIATES FUND
                      12/12/05          235,000-           13.0000
                      12/08/05            6,000-           12.9700
          GABELLI FUNDS, LLC.
            GABELLI SMALL CAP GROWTH FUND
                      12/12/05           53,500-           13.0000
            GABELLI DIVIDEND & INCOME TRUST
                      12/12/05           90,000-           13.0000
            GABELLI CONVERTIBLE FUND
                      12/12/05           10,000-           13.0000
            GABELLI CAPITAL ASSET FUND
                      12/12/05           20,000-           13.0000
            GABELLI ABC FUND
                      12/12/05          120,000-           13.0000

(1) THE TRANSACTIONS ON 12/12/05 WERE IN CONNECTION WITH THE
MERGER DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO SCHEDULE
13D. IN THE MERGER, HOLDERS OF THE ISSUER'S SHARES RECEIVED
$13.00 PER SHARE FOR EACH OF THE ISSUER'S SHARES. UNLESS OTHERWISE INDICATED, ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.